Exhibit 10.30
Execution Copy
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT, dated as of November 1, 2010, is made and given by UEI Hong Kong Private Limited, a company organized under the laws of Hong Kong (the “Pledgor”), and Enson Assets Limited, a company organized under the laws of the British Virgin Islands (the “Issuer”), to U.S. BANK NATIONAL ASSOCIATION (the “Secured Party”).
RECITALS
     A. Universal Electronics Inc., a Delaware corporation (the “Borrower”), and the Secured Party have entered into a Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Secured Party has agreed to extend to the Borrower certain credit accommodations, including a term loan facility to finance the acquisition by the Pledgor of all of the capital stock of the Issuer.
     B. The Pledgor is the owner of the shares (the “Pledged Shares”) of stock described on Schedule I issued by the corporations named therein.
     C. It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Pledgor and the Issuer.
     D. The Pledgor is a wholly-owned subsidiary of the Borrower.
     E. The Pledgor and the Issuer expect to derive benefits from the extension of credit accommodations to the Borrower and find it advantageous, desirable, and in their best interests to comply with the requirement that this Agreement be executed and delivered to the Secured Party.
     NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to extend or continue credit accommodations to the Borrower, the Pledgor and the Issuer hereby agree with the Secured Party for the for the Secured Party’s benefit as follows:.
     Section 1. Defined Terms.
     1(a) As used in this Agreement, the following terms shall have the meanings indicated:
     “Code”: Revised Article 9 of the Uniform Commercial Code as adopted in the State of California
     “Collateral”: As defined in Section 2.
     “Event of Default”: As defined in Section 11.

     “Lien”: Any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement, or analogous instrument or device (including the interest of the lessors under capitalized leases) in, of, or on any assets or properties of the Person referred to.
     “Obligations”: (a) All indebtedness, liabilities, and obligations of the Borrower to the Secured Party of every kind, nature, or description under the Credit Agreement, including the Borrower’s obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) any and all other liabilities and obligations of the Borrower to the Secured Party of every kind, nature, and description, whether direct or indirect, whether now existing or hereafter acquired by the Secured Party from any Person, and whether absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, (c) all liabilities of the Pledgor under any guaranty heretofore, herewith, or hereafter given by the Pledgor to the Secured Party with respect to any or all of the Borrower’s liabilities and obligations to the Secured Party, and (d) all liabilities of the Pledgor under this Agreement, in all of the foregoing cases whether due or to become due and whether now existing or hereafter arising or incurred.
     “Person”: Any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government, governmental agency or political subdivision, or other entity, whether acting in an individual, fiduciary, or other capacity.
     “Pledged Shares”: As defined in Recital B above.
     “Security Interest”: As defined in Section 2.
     “Stock” includes shares.
     1(b) Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meanings assigned to such terms in the Code.
     1(c) Singular/Plural, etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” and “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision. References to Sections are references to Sections in this Agreement unless otherwise provided.
     Section 2. Pledge. As security for the payment and performance of all of the Obligations, the Pledgor hereby pledges to the Secured Party and grants to the Secured Party a security interest (the “Security Interest”) in the following (the “Collateral”), including any securities account containing a securities entitlement with respect to the following :
     2(a) The Pledged Shares, the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.
     2(b) All additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner, the certificates representing such additional shares, and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.
     2(c) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).
     Section 3. Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares shall be delivered to the Secured Party contemporaneously with the execution of this Agreement. All certificates and instruments representing or evidencing Collateral received by the Pledgor after the execution of this Agreement shall be delivered to the Secured Party promptly upon the Pledgor’s receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. With respect to all Pledged Shares consisting of uncertificated securities, book-entry securities, or securities entitlements, the Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Secured Party covering such Pledged Shares, or (b) cause such Pledged Shares to be transferred into the name of the Secured Party. The Secured Party shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee (but subject to the rights of the Pledgor under Section 6) and to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations. If the Collateral is in the possession of a bailee, the Pledgor will join with the Secured Party in notifying the bailee of the interest of the Secured Party and in obtaining from the bailee an acknowledgment that it holds the Collateral for the benefit of the Secured Party.
     Section 4. Certain Warranties and Covenants.
     4(a) The Pledgor makes the following warranties and covenants:
     (i) The Pledgor has title to the Pledged Shares and will have title to each other item of Collateral hereafter acquired, free of all Liens except the Security Interest.

     (ii) The Pledgor has full power and authority to execute this Agreement, to perform the Pledgor’s obligations hereunder, and to subject the Collateral to the Security Interest.
     (iii) No financing statement or other filings or registrations covering all or any part of the Collateral is on file in any public office (except for any financing statements, filings, or registrations filed by the Secured Party).
     (iv) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.
     (v) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).
     (vi) It shall deliver to the Secured Party the following (within 10 business days after the date hereof): a certified true copy of the register of members of the Issuer, annotated to include details of this Agreement.
     4(b) The Issuer makes the following warranties and covenants.
     (i) It irrevocably waives:
     i. any first and paramount lien; and
     ii. any rights of forfeiture
that it may have, now or in the future, under its constitutional documents, in relation to the Pledged Shares.
     (ii) It irrevocably consents to the transfer of the Pledged Shares pursuant to the enforcement by the Secured Party of any of its rights under this Agreement.
     (iii) It shall not issue any shares in the Issuer to any person without the prior written consent of the Secured Party.
     (iv) It shall not register the transfer of any charged share to any other person on the Issuer’s Register of Members without the prior written consent of the Secured Party.
     (v) It shall not continue in a jurisdiction outside of the British Virgin Islands.
     (vi) It shall not amend its memorandum of association or articles of association without the prior written consent of the Secured Party.

     (vii) It shall make a notation of this Agreement in its Register of Members pursuant to section 66(8) of the Business Companies Act, 2004 (as amended) as in effect in the British Virgin Islands.
     (viii) It shall file a copy of its annotated Register of Members with the Companies Registry of the British Virgin Islands.
     (ix) It shall promptly register any transfer of title to the Pledged Shares pursuant to any enforcement by the Secured Party of its rights under this Agreement on its Register of Members.
     Section 5. Further Assurances. At any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Secured Party may reasonably request, to perfect and protect the Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency, or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).
     Section 6. Voting Rights; Dividends; Etc.
     6(a) Subject to paragraph (d) of this Section 6, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any other stock that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.
     6(b) Subject to paragraph (e) of this Section 6, the Pledgor shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all dividends paid in respect of the Collateral; provided, however, that any and all
     (i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral,
     (ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in-surplus, and
     (iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Secured Party to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party,

be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgor shall, upon request by the Secured Party, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 6(b).
     6(c) The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor reasonably requests for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(a) and to receive the dividends that it is authorized to receive and retain pursuant to Section 6(b).
     6(d) Upon and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a), and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Secured Party has given written notice to the Pledgor that any further exercise of such voting rights by the Pledgor is prohibited and that the Secured Party or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.
     6(e) Upon and during the continuance of any Event of Default:
     (i) all rights of the Pledgor to receive the dividends that it would otherwise be authorized to receive and retain pursuant to Section 6(b) shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and hold such dividends as Collateral, and
     (ii) all payments of dividends that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(e) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary indorsement).
     Section 7. Transfers and Other Liens; Additional Shares.
     7(a) Except as may be permitted by the Credit Agreement, the Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise), or otherwise dispose of,

or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral.
     7(b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares that it controls not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.
     Section 8. Secured Party Appointed Attorney-in-Fact. As additional security for the Obligations, the Pledgor hereby irrevocably appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Secured Party’s good-faith discretion, to take any action and to execute any instrument that the Secured Party may reasonably believe necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
     Section 9. Secured Party May Perform. The Pledgor hereby authorizes the Secured Party to file financing statements, and to otherwise make any filing or registration in any jurisdiction, with respect to the Collateral (including financing statements, filings, and registrations containing a broader description of the Collateral than the description set forth herein). The Pledgor irrevocably waives any right to notice of any such filing. If the Pledgor fails to perform any agreement herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 14.
     Section 10. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemption, tenders, and the like requested in writing by the Pledgor with respect to any of the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

     Section 11. Default Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the Pledgor fails to observe or perform any covenant or agreement applicable to the Pledgor under this Agreement; (b) any representation or warranty made by the Pledgor in this Agreement or in any financial statements, reports, or certificates heretofore or at any time hereafter submitted by or on behalf of the Pledgor to the Secured Party proves to have been false or materially misleading when made; (c) any “Event of Default” occurs under the Credit Agreement; or (d) the Secured Party receives at any time any information indicating that the Security Interest is not enforceable, is not perfected, or is not prior to all other security interests or other interests in the Collateral, except as otherwise agreed by the Secured Party.
     Section 12. Remedies upon Default. If any Event of Default has occurred and is continuing:
     12(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code as in effect at that time, and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board, at any of the Secured Party’s offices, or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Pledgor agrees that, to the extent notice of sale is required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives all requirements of law, if any, relating to the marshalling of assets that would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver. The Secured Party may disclaim warranties of title and possession and the like.
     12(b) The Secured Party may notify any Person obligated on any of the Collateral that the Collateral has been assigned or transferred to the Secured Party and that should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Pledgor shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in its name or in the Pledgor’s name, demand, sue for, collect, or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with, or otherwise agree to waive, modify, amend, or change the obligation of any such Person.
     12(c) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including any expenses of the Secured Party payable pursuant to Section 14).
     Section 13. Waiver of Certain Claims. The Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party attempts to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. The Pledgor agrees that the Secured Party shall not incur any liability, and any liability of the Pledgor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Uniform Commercial Code). The Pledgor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral has been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Pledgor further agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws, and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party placed all or any portion of the Collateral for private placement by an investment banking firm, if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.
     Section 14. Costs and Expenses; Indemnity. The Pledgor shall pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses paid or incurred by the Secured Party, including in each case all filing and recording costs and fees, charges, taxes, and disbursements of outside counsel to the Secured Party (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Secured Party in certain matters), and the allocated costs of in-house counsel incurred from time to time, in connection with the creation, perfection, protection, satisfaction, foreclosure, or enforcement of the Security Interest and the preparation, administration, continuance, amendment, collection, and enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses, and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses, or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Pledgor to indemnify and hold Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations. The obligations of the Pledgor under this Section shall survive any termination of this Agreement.
     Section 15. Waivers and Amendments; Remedies. This Agreement can be waived, modified, amended, terminated, or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.
     Section 16. Waiver of Defenses. The Pledgor waives the benefit of any and all defenses and discharges available to a guarantor, surety, indorser, or accommodation party dependent on its character as such. Without limiting the generality of the foregoing, the Pledgor (in such capacity) waives presentment, demand for payment, and notice of nonpayment or protest of any note other instrument evidencing any of the Obligations; and the Pledgor agrees that its liability hereunder and the Security Interest shall not be affected or impaired in any way by any of the following acts and things (which the Secured Party may do from time to time without notice to the Pledgor): (a) by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, or other disposition of any of the Obligations or any evidence thereof or any collateral therefor, (b) by any acceptance or release of collateral for or guarantors of any of the Obligations, (c) by any failure, neglect, or omission to realize upon or protect any of the Obligations, to obtain, perfect, enforce, or realize upon any collateral therefor, or to exercise any Lien upon or right of appropriation of any moneys, credits, or property toward the liquidation of any of the Obligations, or (d) by any application of payments or credits upon any of the Obligations. The Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to the Borrower or any other Persons, its or their properties or estates, or any collateral, property, Liens, or other rights or remedies whatsoever. The Pledgor agrees not to exercise any right of contribution, recourse, subrogation, or reimbursement available to the Pledgor against the Borrower or any other Person or property, unless and until all Obligations and all other debts, liabilities, and obligations owed by the Borrower and the Pledgor to the Secured Party have been paid and discharged. The Pledgor expects to derive benefits from the transactions resulting in the creation of the Obligations. The Secured Party may rely conclusively on the continuing warranty, hereby made, that the Pledgor continues to be benefited by the Secured Party’s extension of credit accommodations to the Borrower, the Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by the Secured Party without regard to the receipt, nature, or value of any such benefits.
     Section 17. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier, or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party specifies to the other party hereto in writing. All periods of notice shall be measured from the date of delivery if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.
     Section 18. Representations and Warranties. The Pledgor hereby represents and warrants to the Secured Party that:
     18(a) The Pledgor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has the power, authority, and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.
     18(b) The Pledgor has the power, authority, and legal right to execute and deliver, and to perform its obligations under, this Agreement and has taken all necessary corporate action to authorize such execution, delivery, and performance.
     18(c) This Agreement constitutes a legal, valid, and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     18(d) The execution, delivery and performance of this Agreement will not (i) violate any provision of any law, statute, rule, or regulation or any order, writ, judgment, injunction, decree, determination, or award of any court, governmental agency, or arbitrator presently in effect having applicability to the Pledgor, (ii) violate or contravene any provision of the organizational documents of the Pledgor, or (iii) result in a breach of or constitute a default under any indenture, loan, or other agreement, lease, or instrument to which the Pledgor is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The Pledgor is not in default under or in violation of any such law, statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, loan, or other agreement, lease, or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Pledgor.
     18(e) Except for any filings, recordings, and registrations to perfect the Security Interest, no order, consent, approval, license, authorization, or validation of, filing, recording, or registration with, or exemption by any governmental or public body or authority is required on the part of the Pledgor to authorize, or is required in connection with the execution, delivery, and performance of, or the legality, validity, binding effect, or enforceability of, this Agreement.

     18(f) There are no actions, suits, or proceedings pending or, to the knowledge of the Pledgor, threatened against or affecting the Pledgor or any of its properties before any court or arbitrator or any governmental department, board, agency, or other instrumentality that, if determined adversely to the Pledgor, would have a material adverse effect on the business, operations, property, or condition (financial or otherwise) of the Pledgor or on the ability of the Pledgor to perform its obligations hereunder.
     Section 19. Pledgor Acknowledgments. The Pledgor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgor and the Secured Party.
     Section 20. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Secured Party to extend credit accommodations to the Borrower, (b) be binding upon the Pledgor and its successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Agreement to such Persons.
     Section 21. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Borrower, the Security Interest shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Secured Party will return to the Pledgor such of the Collateral as has not been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor reasonably requests to evidence such termination. Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Pledgor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Pledgor” includes any assigns of Pledgor, any Person holding a subordinate security interest in any part of the Collateral, or whoever else may be lawfully entitled to any part of the Collateral.
     Section 22. Governing Law and Construction. THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Whenever possible, each provision of this Agreement and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective and valid under such applicable law, but if any provision of this

Agreement or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, the remaining provisions of this Agreement or any other statement, instrument, or transaction contemplated hereby or relating hereto.
     Section 23. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL OR STATE COURT SITTING IN ORANGE COUNTY OR LOS ANGELES COUNTY, CALIFORNIA, AND THE PLEDGOR CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
     Section 24. Waiver of Jury Trial. EACH OF THE PLEDGOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 25. Judicial Reference Agreement.
     25(a) Any and all disputes, claims, and controversies arising out of this Agreement or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by the Pledgor against the Secured Party related in any way to the Security Interest or the Obligations) (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Section 25.
     25(b) Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least 10 years’ experience practicing commercial law. Neither the Pledgor nor the Secured Party shall seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of the other party. If the Secured Party and the Pledgor are unable to agree upon a referee within 10 calendar days after one party serves a written notice of intent for judicial reference upon the other party, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).

     25(c) The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.
     25(d) Nothing in this Section 25 shall be deemed to apply to or limit the right of the Secured Party (i) to exercise self-help remedies such as (but not limited to) setoff, (ii) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (iii) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver), or (iv) to pursue rights against any party in a third-party proceeding in any action brought against the Secured Party (including actions in bankruptcy court). The Secured Party may exercise the rights set forth in the foregoing clauses (i) through (iv), inclusive, before, during, or after the pendency of any judicial reference proceeding. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any party, including, but not limited to, the claimant in any such action, to require submission to judicial reference of the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.
     25(e) If a Dispute includes multiple claims, some of which are found not subject to this Section 25, the Parties shall stay the proceedings of such Dispute or the part or parts thereof not subject to this Section 25 until all other Disputes or parts thereof are resolved in accordance with this Section 25. If there are Disputes by or against multiple parties, some of which are not subject to this Section 25, the Pledgor and the Secured Party shall sever the Disputes subject to this Section 25 and resolve them in accordance with this Section 25. During the pendency of any Dispute that is submitted to judicial reference in accordance with this Agreement, each of the parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Section 25. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee, a reimbursement of fees and costs paid during the pendency of a dispute in accordance with this Section 25(d), and other reasonable costs and disbursements charged to the party by its counsel, in such amount as the Referee determines.

     25(f) In the event of any challenge to the legality or enforceability of this Section 25, the prevailing party shall be entitled to recover the costs and expenses from the non-prevailing party, including reasonable attorneys’ fees, incurred by it in connection with such challenge.
     25(g) THIS SECTION 25 CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN THE BORROWER AND THE BANK WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.
     Section 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     Section 27. General. All representations and warranties in this Agreement or in any other agreement between the Pledgor and the Secured Party shall survive the execution, delivery, and performance of this Agreement and the creation and payment of the Obligations. The Pledgor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.
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     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLEDGOR: UEI HONG KONG PRIVATE LIMITED
By
Title

ISSUER: ENSON ASSETS LIMITED
By
Title

Address for Pledgor:

Fax Number:
Address for Secured Party:
U.S. Bank National Association
4100 Newport Place, Suite 900
Newport Beach, California 92660
Fax Number : (949) 863-2335
[Signature Page to Pledge Agreement]

SCHEDULE I
PLEDGED STOCK
Stock Issuer: Enson Assets Limited
Percentage Ownership: 65%
Class of Stock: [common]
Certificate No(s).: [___]
Number of Shares: [___]